Exhibit 99.1

Prickett, Jones & Elliott
Writer’s Direct Dial	A PROFESSIONAL ASSOCIATION	Dover Office:
(302) 888-6525	1310 King Street, Box 1328	11 North State Street
Writer’s Telecopy Number	Wilmington, Delaware 19899	Dover, Delaware 19901
(302) 888-6333	TEL: (302) 888-6500	TEL: (302) 674-3841
Writer’s E-Mail Address	FAX: (302) 658-8111	FAX: (302) 674-5864
RABrown@prickett.com	http://www.prickett.com
June 5, 2006
BY FAX
Alan Talesnick, Esquire
Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
Robert W. Walter, Esquire
Robert W. Walter, P.C.
9660 East Prentice Center
Greenwood Village, Colorado 80111
RE: Z-Axis Corporation
Gentlemen:
          I represent Andrew T. Berger, a stockholder of Z-Axis Corporation (“Z-Axis” or the “Company”). My client has reviewed Z-Axis’s Form 8-K filed on May 10, 2006 and is outraged at the transaction that is evidently going to be foisted on the stockholders. Based on the disclosure in the 8-K, the proposed deal is a grossly abusive and unfair transaction pursuant to which the Company’s management will acquire the Company’s business and the existing non-management stockholders will end up with a new business they know nothing about. We urge management to abandon this transaction immediately. If management continues to pursue this unfair, self-dealing transaction, my client expects to retain my firm to pursue a class action seeking to recover monetary damages and other relief from the individual directors and officers who participated in or knew about this transaction.

Very truly yours,
/s/ Ronald A. Brown, Jr.
Ronald A. Brown, Jr.

RAB/dt
cc: Mr. Andrew T. Berger